Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended August 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(268,094)
Unrealized Gain (Loss) on Market Value of Futures	(378,276)
Dividend Income	231
Interest Income	330
ETF Transaction Fees	700
Total Income (Loss)	$(645,109)

Expenses
General Partner Management Fees	$9,789
Professional Fees	8,903
Brokerage Commissions	465
Non-interested Directors' Fees and Expenses	106
Prepaid Insurance Expense	136
NYMEX License Fee	196
Total Expenses	19,595
Expense Waiver	(7,850)
Net Expenses	$11,745
Net Income (Loss)	$(656,854)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/15	$14,908,836
Additions (100,000 Shares)	1,259,858
Withdrawals (50,000 Shares)	(602,175)
Net Income (Loss)	(656,854)

Net Asset Value End of Month	$14,909,665
Net Asset Value Per Share (1,250,000 Shares)	$11.93

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612